                                                                   EXHIBIT 10.54
                               [Fleet Letterhead]

                                December 27, 2002

ARIAD Pharmaceuticals, Inc.
ARIAD Corporation and
ARIAD Therapeutics Inc.
26 Landsdowne Street
Cambridge, Massachusetts 02139
Attention:    Edward Fitzgerald, Chief Financial Officer

      Re:   Loan and Security Agreement Dated September 23, 1992

Ladies and Gentlemen:

      Reference is made to the Loan and Security Agreement dated as of September 23, 1992 between ARIAD PHARMACEUTICALS, INC., a Delaware corporation (the "Borrower"); ARIAD CORPORATION, a Delaware corporation and the wholly owned subsidiary of the Borrower (the "Lessee Subsidiary"), and ARIAD GENE THERAPEUTICS, INC., a Delaware corporation which is controlled by the Borrower ("AGT"), and FLEET NATIONAL BANK (the "Bank"), as amended (as so amended and as hereafter amended, replaced, restated, supplemented, renewed or otherwise modified from time to time, (the "Loan Agreement"). Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

      The Borrower has requested that, as an accommodation to the Borrower, the Lender grant a waiver of any Events of Default which will have occurred at December 31, 2002 because of the Borrower's failure to comply with its obligations under Section 7.21(b) of the Loan Agreement as of such date.

      In accordance with such request, the Lender hereby waives (A) the Events of Default arising from the Borrower's anticipated failure at December 31, 2002 to comply with its obligations under Section 7.21(b) of the Loan Agreement and
(B) any Events of Default under any other Loan Documents which would have arisen, but for such waiver, as a result of the cross-default provisions contained therein.

      In consideration for the waiver, the Borrower will continue to secure the term loan with a pledge of liquid assets. The pledge securing the term loan with a balance of $6,300,000 (as December 27, 2002) is in effect until such time as the Borrower can comply with all terms
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and conditions of the Loan Agreement. In addition, the standby letter of credit for $328,000 continues to be secured with a pledge of liquid assets, at all times. Total credit exposure is $6,628M. In accordance with the Loan Agreement, when liquid assets are pledged to secure the term loan balance, the term loan is priced at LIBOR + 125 bps. The pledged funds are held at Fleet Bank as Galaxy Institutional Prime Money Market Fund (formerly known as Boston 1784 Fund). Liquid assets are pledged as follows:

                                              Market              Advance              Pledge
Par               Description                 Value                Rate                Value
---               -----------                 -----                ----                -----
  7,000,000       Galaxy Funds               7,000,000             95%               6,650,000
                                             Total Lendable value=                   $6,650.00
                                             ---------------------------             ----------


      The waiver granted herein by the Lender is limited to the Events of Default described above, and shall not be construed to constitute a continuing waiver or waiver of any other Event of Default under the Loan Agreement or any such Loan Documents. This letter agreement shall constitute the entire agreement between the Lender and the Borrower regarding such waiver, and shall supersede any prior agreement or understanding, written or oral, between the Borrower and the Lender related to such waiver.

      If this letter agreement correctly sets forth our understanding as to the matters contained herein, please so indicate by signing the enclosed counterpart hereof and returning it to the Lender, whereupon this agreement shall become binding between us in accordance with its terms.

                                              Very truly yours,

                                              Fleet National Bank

                                              By:  /s/ Karen M. Kinsella
                                                   -----------------------------
                                                   Karen M. Kinsella, Senior
                                                   Vice President

Accepted and Agreed to as of
December 27, 2002

ARIAD PHARMACEUTICALS, INC.
ARIAD Corporation
ARIAD Gene Therapeutics, Inc.


By: /s/ Edward M. Fitzgerald
  ------------------------------------------

Cc:   James Rubens, Edwards & Angell
      Anna Colton, Fleet National Bank
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                                                               December 27, 2002

               FLEET NATIONAL BANK CORPORATE BORROWING RESOLUTION

I, Laurie A. Allen, hereby certify that (1) I am the Secretary of ARIAD Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, (2) no proceedings are pending for the dissolution or liquidation of said corporation and to the best of my knowledge, no such proceedings are threatened or contemplated, (3) the attached is a true, accurate and compared resolution from the meeting of the Board of Directors of said corporation duly held on December 3, 2002, at which meeting there was present at all times, a quorum authorized to transact the business hereinafter described,
(4) the proceedings at said meeting were in accordance with the charter and bylaws of this corporation, the votes taken remain in full force and effect and such votes have not been revoked, annulled, amended or supplemented in any manner whatsoever, (5) no other votes have been adopted or executed by the Board or any committee of the Board relating to the authorization referred to in such voles.

 /s/ Laurie A. Allen
----------------------------
Laurie A. Allen
Secretary of the Corporation
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                           ARIAD Pharmaceuticals, Inc.

                         Corporate Borrowing Resolution

                                                          Date: December 3, 2002

RESOLVED, that Edward M. Fitzgerald, Senior Vice President, Chief Financial Officer, be, and hereby is, authorized and empowered, for and In the name and on behalf of ARIAD Pharmaceuticals, Inc. ("Corporation"), to the extent authorized by the Board of Directors of the Corporation, to:

1. Borrow money and to obtain credit for this Corporation from Fleet National Bank (the "Bank") on such terms as deemed proper and to execute and deliver notes, drafts, acceptances, instruments of guaranty, agreements and any other obligations of this Corporation, containing such terms and conditions and in such form as may be required by said Bank.

2. Pledge, mortgage, grant a security interest in, or assign to said Bank as security for money borrowed or credit obtained any and all assets and property of this Corporation including, without limitation, any of the stocks, bonds or other securities, bills receivable, accounts, mortgages, merchandise, bills-of-lading, warehouse receipts, insurance policies, certificates, contracts, inventory, machinery, equipment and any other property, real or personal, tangible or intangible, held by or belonging to this Corporation, whether now owned or hereafter acquired and of whatever nature and kind and wherever located, and to endorse, assign or guarantee such of said assets and property as is necessary in the name of this Corporation.

3. Discount with said Bank upon such terms as deemed proper any bills receivable or paper held by this Corporation, with full authority to endorse the same In the name of this Corporation.

4. Take any and all actions as deemed necessary, desirable or appropriate to effect the purposes of the above votes, including, but not limited to, the execution and delivery of any and all documents, instruments, agreements, certificates, declarations, statements, forms and other papers required by said Bank in connection with any of the foregoing matters, any such action to be conclusive evidence of his authority to act; and

RESOLVED, that the foregoing powers and authority shall continue and remain In full force and effect until revoked or modified by votes of the Board and until written notice of revocation or modification thereof has been received and acknowledged, in writing, by an officer of the Bank.